EXHIBIT 10.1



                                   AGREEMENT




                THIS AGREEMENT made as of the 19th day of July,




                                    BETWEEN:

                           ARGYLE SECURITIES LIMITED

                                       of

           Trust House 112, Bonadie Street, Kingstown, Saint Vincent


                               OF THE FIRST PART.


                                    - and -



                       WITS BASIN PRECIOUS MINERALS INC.



                                       of

          520 Marquette Avenue, Suite 900, Minneapolis, MN 55402, USA



                              OF THE SECOND PART.

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      THIS AGREEMENT is made and entered into this 19th day of July 2004,
      ("Effective Date") by and between ARGYLE SECURITIES LIMITED, A CORPORATION ORGANIZED UNDER THE LAWS OF SAINT VINCENT ("ARGYLE"), and WITS BASIN PRECIOUS MINERALS INC, A MINNESOTA CORPORATION ("WITS");


      WHEREAS, ARGYLE and WITS entered into a Quota Purchase Agreement on the 6th Day of February 2004, a copy of which attached hereto and marked Schedule "A" (the "QP Agreement"); and

      WHEREAS, WITS and ARGYLE intend to terminate the QP Agreement and replace same with those terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in order to consummate a transaction desirous of both parties, it is hereby agreed as follows:

      1. BRAZMIN LTDA. QUOTAS:

      Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, WITS shall sell, convey, transfer, and deliver to ARGYLE, certificates representing 9,999 (nine thousand, nine hundred and ninety-nine) Quotas in the issued Quotas of the capital of BRAZMIN LTDA, (the "Company"), a limited liability company incorporated in the City of Rio de Janeiro, Brazil, which Company has issued Quotas of 10,000 Quotas of R1.00 (1 real) per Quota; and AGYLE shall purchase from WITS such Quotas in consideration of the purchase price of US$1.00, payment of which is hereby acknowledged. The certificates representing the Company's Quotas, should certificates exist, shall be duly endorsed for transfer or accompanied by appropriate Quotas transfer powers duly executed in blank, and shall have all the necessary documentary transfer tax stamps affixed thereto, if any. In the absence of such certificates being in existence the parties agree that this clause will give legal effect to such sale, conveyance, transfer, and delivery. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at 25 Sheppard Avenue West, Suite 710, Toronto, Ontario, on or as close to the Effective Date as is possible or such other place, date and time as the parties hereto may otherwise agree.


      2. WITS SHARES:

      Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, ARGYLE shall sell, convey, transfer, and deliver to WITS, certificates representing 400,000 restricted common shares of WITS ("WITM Shares") in consideration of the transfer of Quotas set forth in Paragraph 1 above. The certificates representing the WITM Shares shall be duly endorsed for transfer or accompanied by appropriate share transfer powers duly executed in blank, and shall have all the necessary documentary transfer tax stamps affixed thereto, if any. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at 25 Sheppard Avenue West, Suite 710, Toronto, Ontario, on or as close to the Effective Date as is possible or such other place, date and time as the parties hereto may otherwise agree.

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      WITS hereby acknowledges that ARGYLE will retain ownership of 300,000 restricted common shares of WITS. WITS agrees to use its best efforts to have the 300,000 abovementioned WITM Shares registered for resale under the United States Securities Act of 1933, as amended (the "Securities Act") as soon as is practical. WITS acknowledges that, following the registration of the 300,000 WITM Shares, ARGYLE will be free to transfer the WITM Shares as contemplated by such registration.

      To give effect to the above, on signature, ARGYLE shall return WITM Share Certificate Number 2136 in the amount of 700,000 shares to WITS and WITS will immediately issue and forward to ARGYLE a new WITS share certificate in the amount of 300,000 shares.

      WITS hereby agrees that ARGYLE will retain ownership of the 5-year warrant to purchase 150,000 common shares in WITS granted to ARGYLE pursuant to the QP Agreement.


      3. CASH PAYMENTS AND CARRIED INTEREST

      As total consideration for the purchase and sale of the Quotas, pursuant to this Agreement, ARGYLE shall pay or grant to WITS, the following:

            (i)   US$25,000.00 cash within 10 days of Effective Date; and

            (ii)  US$25,000.00 cash by no later than December 31, 2004; and

            (iii) US$100,000.00 cash, only in the event that the Company commences a pre-feasibility study on any of the Rio Maria; Campo Grande; Sao Juliao; and/or Serrita projects (such projects being the only projects owned by the Company at Effective Date, hereinafter being referred to as the "Projects" and itemised in the "List of Claims" attached hereto and marked Schedule "B"); and

            (iv) US$100,000.00 cash only in the event that the Company commences a bankable feasibility study on any of the Projects; and

            (v) 10% carried interest of the Company's interest in any of the Projects up until completion of a bankable feasibility should same occur; and

            (vi) 10% of any proceeds obtained by the Company for the sale or part sale of any of the Projects.

      4. OPTION PAYMENTS

      ARGYLE agrees to take over WITS obligations in terms of option payments payable on the Projects after the Effective Date, hereby releasing WITS of any obligations regarding the payment of such option payments after Effective Date. WITS hereby confirm it will pay any options payments on the Projects or any other obligations outstanding as at Effective Date.

      5. CONSULTING AGREEMENTS

      WITS agrees to terminate any consulting agreements in existence, if any between WITS and Alan Friedman (Tau Capital Corp); and WITS and Luis Azevedo (the "Consultants") and releases the Consultants from any duty, liability, damage, or responsibility arising now or at any time in the future.

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      Notwithstanding such termination, WITS agrees to the payment of any outstanding consulting fees and disbursements due for the month of June 2004.

      WITS further agrees that the ownership of the Options issued by WITS to the Consultants pursuant to the WITS 2001 Employee Stock Option Plan will be retained by the Consultants and that full ownership has been vested.



      6. REPRESENTATIONS AND WARRANTIES

            WITS hereby warrants and represents:


            (i) Company is a company duly organized, validly existing and in good standing under the laws of Brazil and has the corporate power and authority to carry on its business as it is now being conducted.

            (ii) WITS is not a party to any agreement, written or oral, creating rights in respect to the Company's Quotas in any third person or relating to the voting of the Company's Quotas, other than what has been disclosed.

            (iii) WITS is the lawful owner of the Quotas, free and clear of all security interests, liens, encumbrances, equities and other charges, other than what has been disclosed.

            (iv) Neither the Company nor WITS has any existing warrants, options, Quotas purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Quotas, nor are there any securities convertible into such Quotas, other than what has been disclosed.

            (v) WITS warrants that the 300,000 WITS shares as described in Paragraph 2 above will be freely trading by no later than February 10, 2005.

            (vi) The Company is the lawful owner of the Projects, free and clear of all security interests, liens, encumbrances, equities and other charges, other than what has been disclosed.

            (vii) WITS have received the prerequisite number of board members signatures to consummate this transaction.

            ARGYLE hereby warrants and represents:

            (i) ARGYLE is not a party to any agreement, written or oral, creating rights in respect to the 400,000 WITM Shares described in Paragraph 2 above, in any third person or relating to the voting of the WITM Shares.

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            (ii)  ARGYLE has the authority to transfer 400,000 WITM Shares described in Paragraph 2 above, free and clear of all security interests, liens, encumbrances, equities and other charges.


      7. INDEMNIFICATION:


      The parties shall indemnify, defend and hold harmless each other and their directors, officers, employees, agents, consultants, representatives, successors, transferees and assigns (individually a "Indemnified Party"; and collectively, the "Indemnified Parties"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all demands, claims, losses, damages, judgments, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, legal expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) incurred or suffered by each of the Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

            (i) any breach of any representation or warranty made by the parties in this Agreement or in any other document or instrument delivered by one party to the other or entered into as part of the transactions contemplated by this Agreement;

            (ii) the material breach of any covenant, agreement or obligation of a party contained in this Agreement or any other document or instrument delivered by one party to another or entered into as part of the transactions contemplated by this Agreement; and

            (iii) any and all liabilities and obligations arising from ownership of the Quotas or WITM Shares or operation of the Company after the Closing.


      8. SURVIVAL.

      The representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year.


      9. GENERAL PROVISIONS


      (A) ENTIRE AGREEMENT.

      This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. Notwithstanding, this Agreement shall be read in conjunction with the QP Agreement. In so far as the provisions of this Agreement is in conflict with those of the QP Agreement, the provisions of this Agreement will take precedent.

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      (B) SECTIONS AND OTHER HEADINGS.

      The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      (C) SEVERABILITY.

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      (D) GOVERNING LAW.

      This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Ontario. The parties herein agree to submit to the jurisdiction and venue of a court of subject matter jurisdiction located in Ontario, Canada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

SIGNED AT                             THIS 3rd DAY OF AUGUST 2004.

AS WITNESSES:

1.


2.

/s/ Warren Newfield

ARGYLE SECURITIES LIMITED

being duly authorized thereto

SIGNED AT                       THIS 3rd DAY OF AUGUST 2004.

AS WITNESSES:

1. /s/ Walter E. Brooks
-----------------------

2. /s/ H. Vance White
---------------------

WITS BASIN PRECIOUS MINERALS INC.

being duly authorized thereto

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